UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2005

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.03 Material Modification to Rights of Security Holders
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-3.1: RESTATED CERTIFICATE OF INCORPORATION
EX-4.1: FORM OF CERTIFICATE OF COMMON STOCK
EX-4.2: AMENDED AND RESTATED CREDIT AGREEMENT
EX-10.1: 1994 LONG TERM STOCK PLAN
EX-10.2: 1996 LONG TERM STOCK PLAN
EX-10.3: 1998 LONG TERM STOCK PLAN
EX-10.4: 2003 LONG TERM INCENTIVE PLAN

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 29, 2005, Gartner, Inc. (“Gartner”) entered into an Amended and Restated Credit Agreement, among Gartner, the several lenders from time to time parties thereto, Bank of America , N.A. as Syndication Agent, Citizens Bank of Massachusetts and LaSalle Bank National Association as Documentation Agents and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for a five year $200 million term loan and a $125 million revolving credit facility which may be increased, at Gartner’s option by up to an additional $50 million, for a total revolving credit facility of up to $175 million. The term loan will be repaid in 19 quarterly installments, with the final payment due on June 29, 2010. The revolving credit facility may be used for loans, and up to $10 million may be used for letters of credit. The revolving loans may be borrowed, repaid and reborrowed until June 29, 2010, at which time all amounts borrowed must be repaid. The loans bear interestat a rate equal to the greatest of the Administrative Agent’s prime rate, the Administrative Agent’s rate for three-month certificates of deposit (adjusted for statutory reserves) and the average rate on overnight federal funds plus 1/2 of 1% plus a spread equal to between 0.00% and 0.75% depending on our leverage ratio as of the fiscal quarter most recently ended, or at the eurodollar rate (adjusted for statutory reserves) plus a spread equal to between 1.00% and 1.75%, depending on our leverage ratio as of the fiscal quarter most recently ended, at Gartner’s option.

The Amended and Restated Credit Agreement contains certain restrictive loan covenants, including, among others, financial covenants requiring a maximum leverage ratio, a minimum fixed charge coverage ratio, and a minimum annualized contract value ratio and covenants limiting Gartner’s ability to incur indebtedness, grant liens, make acquisitions, be acquired, dispose of assets, pay dividends, repurchase stock, make capital expenditures and make investments. Gartner’s obligations under the credit facility are guaranteed by Gartner’s U.S. subsidiaries.

The Amended and Restated Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest by 2.0% and could result in the acceleration of Gartner’s obligations under the credit facility and an obligation of any or all of the guarantors to pay the full amount of Gartner’s obligations under the credit facility.

The Amended and Restated Credit Agreement replaces our existing credit facility and changes certain terms of our existing facility, including, among other things, modifying the definition of Consolidated EBITDA to allow Gartner to add back the amounts of certain charges related to its acquisition and integration of META Group, Inc. to the calculation of Consolidated EBITDA. On June 29, 2005, there was $200 million outstanding on the term loan and $50 million outstanding on the revolving credit facility.

At Gartner’s Annual Stockholders Meeting on June 29, 2005 (the “Annual Meeting”), Gartner’s stockholders approved the following:

1.	Amendments to Gartner’s 2003 Long Term Incentive Plan (“the Plan”) to increase the number of shares available under the Plan by an additional 11 million shares of Class A Common Stock and such other changes as set forth under Proposal Four in Gartner’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2005.

2.	An amendment to each of Gartner’s 1994 Long Term Stock Option Plan, 1996 Long Term Stock Option Plan and 1998 Long Term Stock Option Plan to permit the repurchase of outstanding “out of the money” options granted thereunder.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2005, Gartner, Inc. paid off all amounts outstanding under its existing Credit Agreement and received $250 million in cash under the Amended and Restated Credit Agreement consisting of a $200 million term loan and a $50 million draw on the revolving credit facility. The term loan will be repaid in 19 quarterly installments, with the final payment due on June 29, 2010. The revolving loans may be borrowed, repaid and reborrowed until June 29, 2010, at which time all amounts borrowed must be repaid. The loans bear interest at a rate equal to the greatest of the Administrative Agent’s prime rate, the Administrative Agent’s rate for three-month certificates of deposit (adjusted for statutory reserves) and the average rate on overnight federal funds plus 1/2 of 1% plus a spread equal to between 0.00% and 0.75% depending on our leverage ratio as of the fiscal quarter most recently ended, or at the eurodollar rate (adjusted for statutory reserves) plus a spread equal to between 1.00% and 1.75%, depending on our leverage ratio as of the fiscal quarter most recently ended, at Gartner’s option. The applicable interest rate as of July 1, 2005 was 4.84%. After this draw, Gartner, Inc. had approximately $71 million of remaining capacity under the credit facility as of July 1, 2005.

ITEM 3.03 Material Modification to Rights of Security Holders

At the Annual Meeting, Gartner’s stockholders approved the combination of its Class A Common Stock and Class B Common Stock into a single class of common stock and the elimination of the classification of Gartner’s directors.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting, Gartner’s stockholders approved the combination of its Class A Common Stock and Class B Common Stock into a single class of common stock and the elimination of the classification of Gartner’s directors. A Restated Certificate of Incorporation will be filed with the Delaware Secretary of State on July 6, 2005 to effectuate these changes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Restated Certificate of Incorporation of Gartner, Inc.
4.1	Form of Certificate for Common Stock as of July 2005.
4.2	Amended and Restated Credit Agreement, dated as of June 29, 2005, to the Credit Agreement, dated as of August 12, 2004, among Gartner, the several lenders from time to time parties, and JPMorgan Chase Bank, N.A. as administrative agent.
10.1	1994 Long Term Stock Plan, as Amended and Restated on June 29, 2005.
10.2	1996 Long Term Stock Plan, as Amended and Restated on June 29, 2005.
10.3	1998 Long Term Stock Plan, as Amended and Restated on June 29, 2005.
10.4	2003 Long Term Incentive Plan, as Amended and Restated on June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: July 6, 2005	By:	/s/ Christopher Lafond
Christopher Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Restated Certificate of Incorporation of Gartner, Inc.
4.1	Form of Certificate for Common Stock as of July 2005.
4.2	Amended and Restated Credit Agreement, dated as of June 29, 2005, to the Credit Agreement, dated as of August 12, 2004, among Gartner, the several lenders from time to time parties, and JPMorgan Chase Bank, N.A. as administrative agent.
10.1	1994 Long Term Stock Plan, as Amended and Restated on June 29, 2005.
10.2	1996 Long Term Stock Plan, as Amended and Restated on June 29, 2005.
10.3	1998 Long Term Stock Plan, as Amended and Restated on June 29, 2005.
10.4	2003 Long Term Incentive Plan, as Amended and Restated on June 29, 2005.